Exhibit 3.13

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HERTZ DRIVURSELF SYSTEM, INC.

HERTZ DRIVURSELF SYSTEM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                    That at the meeting of the Board of Directors of said HERTZ DRIVURSELF SYSTEM, INC., duly held and convened, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, and declaring said amendment advisable and calling a meeting of the stockholders of said corporation for the consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation of HERTZ DRIVURSELF SYSTEM, INC., be amended by changing the Article thereof numbered ‘FIRST’ so that, as amended, said Article shall be and read as follows:

‘FIRST’.  The name of the corporation is HERTZ SYSTEM, INC.

SECOND:               That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly held, at which meeting the necessary number of stockholders as required by statute voted in favor of said amendment.

THIRD:                  That said amendment was duly adopted in accordance with the provisions of Sections 242 of Title 5 of the Delaware Code of 1953.

IN WITNESS WHEREOF, said HERTZ DRIVURSELF SYSTEM, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by

J.C. REEDY, its Vice-President, and DONALD A. PETRIE, its Assistant Secretary, this 31st day of December, 1953.

HERTZ DRIVURSELF SYSTEM, INC.

By:	/s/ J. C. Reedy
Vice-President

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

BE IT REMEMBERED that on this 31st day of December, 1953, personally came before me, a Notary Public in and for the County and State aforesaid, J.C. REEDY, Vice-President of HERTZ DRIVURSELF SYSTEM, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said J.C. REEDY, as such Vice-President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice-President and of the Assistant Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice-President and Assistant Secretary of said Company respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Helen H. Houston
Notary Public

My commission expires

Illegible

CERTIFICATE OF AMENDMENT

OF

HERTZ DRIVURSELF SYSTEM, INC.

-o-O-o-

FIRST:                    The name of this corporation is:

HERTZ DRIVURSELF SYSTEM, INC.

SECOND:               Its principal office in the State of Delaware is located at No. 7 West Tenth Street, in the City of Wilmington County of New Castle. The name and address of its resident agent is the Corporation Trust Company of America, No. 7 West Tenth Street, Wilmington, Delaware.

THIRD:                  The nature of the business or objects or purposes proposed to be transacted, promoted or carried on by this corporation, are as follows:

(1)  To subscribe for, purchase, borrow, lease, rent, hire or in any other manner acquire, take, have, own, hold, sell, lease, rent, furnish, grant the use of, or in any manner dispose of, invest in, assign, transfer, pledge, hypothecate, exchange, mortgage, loan or borrow upon, realize upon in any manner whatsoever, and generally deal and trade in and with, either as principal, factor, agent, broker or in any other capacity, and upon commission and/or in any other manner, any and all systems and/or methods of doing, operating and/or conducting any and every kind or kinds of business;

(2)  To carry on the business of insurance and reinsurance brokers, agents and/or managers, for and in any and all classes and kinds of insurance, including (without restricting the generality of the foregoing) theft, marine, fire, life, accident, protection, indemnity, guaranty, fidelity, aeroplane, tornado, automobile, liability, property, damage, credit and workman’s compensation insurance or all other kinds and classes of insurance and reinsurance; to act as agent, manager, representative and attorney in fact for persons, firms, associations and corporations in procuring and placing any such insurance and reinsurance; to act as agent, manager, representative and/or attorney in fact of or for any underwriter, incorporated or unincorporated; to carry on a general insurance and reinsurance and brokerage business; to act for any underwriter in the adjustment, settlement and/or collection of loans, and to carry on the business of adjusters in all of its branches, and to act as agent and representative for any persons, firms, associations and corporations in connection with any matter of salvage;

(3)  To buy, [illegible] lease (either as lessee or lessor), sublease (either as lessee or lessor), purchase, or in any other manner acquire, sell, or in any other manner dispose of, export, import, use, operate, rent, hire, furnish, grant the use of, repair and generally deal in, automobiles, trucks, motor cars, aeroplanes, airships, vehicles, boats, watercraft of any and every kind and description, and property of any and every kind and description, usable or adaptable for the transportation of passengers and/or goods, or for public conveyance, for private conveyance, for pleasure or for income producing purposes, which may be operated or propelled by motors, engines, machines or any other contrivance or contrivances (either singly or in combination thereof), operated by means of gasoline, electricity, steam, compressed air, oil, gas or any other form or kind of power (either singly or in combination thereof);

(4)  To sell, furnish, grant the use of, hire, rent, lease or sublease automobiles, trucks, motor cars, aeroplanes, airships, vehicles, boats, watercraft of any and every kind and description, and property of any and every kind and description, usable or adaptable for the transportation of passengers and/or goods, or for public conveyance, for private conveyances, for pleasure or for income producing purposes, which may be operated or propelled by motors, engines, machines or any other contrivance or contrivances (either singly or in combination thereof), operated by means of gasoline, electricity, steam, compressed air, oil, gas in any other form or kind of power (either singly or in combination thereof), to individuals, corporations, firms, partnerships or associations, for the purpose of operating, using, selling, leasing, renting and/or hiring the same;

(5)  To purchase, own, [illegible], lease (either as lessee or lessor), sublease (either as lessee or lessor), or in any other manner acquire, sell, or in any other manner dispose of, export, import, rent, hire, furnish, grant the use of, repair and generally deal in, parts, motors, repairs, equipment, apparatus of any and every kind or description whatsoever for, or usable with or in connection with, automobiles, trucks, motor cars, aeroplanes, airships, vehicles, boats, watercraft of any and every kind and description, and property of any and every kind and description, useable or adaptable for the transportation of passengers and/or goods, or for public conveyances, for private conveyances, for pleasure or for income producing purposes, which may be operated or propelled by motors, engines, machines or any other contrivance or contrivances (either singly or in combination thereof), operated by means of gasoline, electricity, steam, compressed air, oil, gas or any other form or kind of power (either singly or in combination thereof);

(6)  To own, construct, reconstruct, assemble, manufacture, buy, lease (either as lessee or lessor), sublease (either as lessee or lessor), purchase, or in any other manner acquire, rent, hire, furnish, grant the use of, sell, or in any other manner dispose of, export, import, repair and generally deal in all kinds of motors, engines, machines and other apparatus, machinery, tools and supplies for the generation of gasoline, electric, steam, compressed air, oil, gas or any other form or kind of power (either singly or in combination thereof) not known or which may hereafter be discovered;

(7)  To carry on the business of mechanical, steam, oil, gas and electrical engineers, tool makers, machinists, founders, metal workers, smiths, builders, fitters, outlers, carriers and merchants, and any other business or businesses [illegible] calculated directly or indirectly to enhance the value of or render profitable any of the corporation’s property or rights or [illegible] to the attainment of any of the corporation’s objects;

(8)  To own, build, erect, construct, assemble, manufacture, purchase, lease (either as lessee or lessor), sublease (either as lessee or lessor), hire or operate acquire, buy, sell, or otherwise dispose of , provide for, establish, maintain and operate, buildings, storage houses, garages, factories, warehouses, agencies, depots, service stations, structures, offices, houses, works, machinery, plants, wharves, docks, piers and any other buildings and structures of any kind whatsoever, for the storing, caring for, keeping, repairing, and/or the construction, reconstruction, manufacture, assembling, leasing or subleasing, selling, or in any other manner disposing of, exporting, importing, operating, renting, hiring, repairing and generally dealing in, automobiles, trucks, motor cars, aeroplanes, airships, vehicles, boats, watercraft of any and every kind of description, and property of any and every kind and description, usable and adaptable for the transportation or passengers and/or goods, or for public conveyance, for private conveyances, for pleasure or for income producing purposes, which may be operated or propelled by motors, engines, machines or any other contrivance or contrivances (either singly or in combination thereof), operated by means of gasoline, electricity, steam, compressor air, oil, gas or any other form or kind of power (either singly or in combination thereof);

(9)  To subscribe for, purchase, borrow or in any other manner acquire, take, have, own, hold, sell, furnish, grant the use of, or in any other manner dispose of or, invest in, assign, transfer, pledge, hypothecate, exchange, mortgage, [illegible] as principal, factor, agent, broker or in any other capacity and [illegible]or in any other manner, all forms and kinds of securities, shares of stock, bonds, debentures, trust certificates, acceptances, drafts, warehouse receipts, notes (not including the discounting of notes), certificates of indebtedness, warrants of all kinds, evidences of indebtedness of any and every kind, nature or character (now known or hereafter originated), commercial paper, mortgages, trust deeds in the nature of mortgages, chattel mortgages and other similar instruments, leases and rights, obligations and investments of all and every kind (not including buying, selling and otherwise dealing in bills of exchange), whether secured or unsecured, including bills and accounts receivable, choses in action, leases, contracts of conditional sale, contracts for sale on the installment plan, any, every and all kinds of negotiable and non-negotiable paper (secured as well as unsecured); to acquire, or become interested in, any such securities, shares or stock, bonds, debentures, trust certificates, property or rights, by original subscription, underwriting, by syndicates, or otherwise;

(10)  To subscribe for, or cause to be subscribed for, buy, own, purchase, or in any other manner acquire, receive, hold, and to sell, negotiate, transfer, guarantee, assign, mortgage, pledge, exchange, or in any other manner dispose of; and to assume, underwrite, guarantee the payment of, either by itself and/or in connection with others, of shares of the capital stock, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, warrants and evidences of indebtedness, issued or created by other corporations, individuals, joint stock companies, associations or trustees, whether public, private or municipal, and if owner thereof, to possess and to exercise in respect thereof, all the rights, powers and privileges of ownership, including the right to vote thereon; to guarantee the payment of dividends on any shares of the capital stock of any of the corporations, joint stock companies or associations, in which this corporation has or may have an interest; to become surety in respect of, endorse or otherwise guarantee the payment of the principal or interest of any bonds, coupons, mortgages, debentures, stock, securities, notes or other evidences of indebtedness, issued or created by any corporation, joint stock company or association, trustee, individual or partnership, any of whose shares of stock, bonds, securities, debentures, notes or other evidences of indebtedness, are held by or for this corporation, or in which this corporation is or may be interested, and to become surety for or guarantee the carrying out and performance of any and all contracts, leases and other obligations of any and every kind of any such corporation, joint stock company, association, trustee, individual or partnership; and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares of stock, bonds, notes, securities or other evidences of indebtedness; and to use its name and credit for the benefit of any such corporations, individuals, partnerships, joint stock associations or trustees;

(11)  To (either by itself or in association or participation with others) promote, organize, reorganize, establish, incorporate, finance (including the lending and advancing of money), procure capital or credit for and/or assist financially or otherwise, or liquidate companies, associations, syndicates, partnerships, associations of all kinds, and individuals; and to endorse, underwrite, guarantee and subscribe for stocks, bonds, securities, debentures, notes, mortgages or undertakings of any kind or character, of any company, corporation, syndicate, partnership, association or individual, for the payment of money or the performance of any lawful act, obligation, or undertaking of any kind whatsoever, and to do any and all things necessary or convenient to carry any such purpose into effect;

(12)  To promote, organize, reorganize, incorporate, establish, finance, engage in, operate and carry on, any commercial, mercantile, exporting, importing, financial and/or industrial enterprise or enterprises, and operations of any and every kind;

(13)  To purchase or otherwise acquire, to sell or otherwise dispose of, to mortgage, pledge or otherwise encumber, to hold and deal in, either as principal, agent, factor, broker or commission merchant, or in any other capacity, all kinds of real and personal property whatsoever and wherever situate, whether in the United States or whether in the State of Delaware, District of Columbia, or any state, territory or possession of the United States, or in any foreign country or principality whatsoever;

(14)  To do a general brokerage and commission business, to act as agent or representative of any individual, firm, corporation, syndicate or association, in and about carrying on any financial business, manufacturing, trading, or any other enterprise of any kind whatsoever, either on its own behalf or jointly with others to manufacture, buy, purchase or otherwise acquire, sell or otherwise dispose of, and generally deal in and with, either as principal, agent, factor, broker or commission merchant, or upon commission or consignment, or in any other manner, goods, wares, merchandise and commodities of any and every kind, and to advance money to any person, firm, association or corporation on the security thereof, or on the security of mortgages, notes, pledges or other evidence of indebtedness, given in evidence of any deferred payment for any property, real or personal, sold, leased, transferred, or otherwise disposed of by this corporation, and to make advances on consignments of merchandise and commodities of any kind and character whatsoever, and to hypothecate all such merchandise and commodities as security for any contract or obligation whatsoever of this corporation, or of any other person, firm, association, partnership or corporation;

(15)  To buy, purchase, or in any other manner acquire the whole or any part of the securities, assets and property at judicial, trustees, mortgagees, pledges or liquidating sales, whether public or private; to hold, use and/or realize on, sell, convert and/or deal in and with, the securities, assets and properties so purchased or acquired; to acquire the good will, rights and property, and to assume the whole or any part of the assets and/or liabilities of any person, firm, association, partnership or corporation, and to pay for the same in cash, stocks, bonds, notes, property, real or personal, or in any other manner whatsoever;

(16)  To buy, purchase, or in any other manner acquire, apply for, and obtain any and all letters patent, licenses, patent rights, patented processes, and similar rights, granted by the United States or by any other state, government, country or principality, or any interest therein, and and/or any inventions which may seem capable of being used for or in connection with any of the objects or purposes of this corporation, and to use, exercise, develop, sell, lease, grant licenses in respect of, or any other interest in or to the same, and otherwise realize upon, profit upon or turn to account; and to carry on any business, manufacturing or otherwise, which may be deemed to directly or indirectly effectuate these objects, or any of them;

(17)  To buy, purchase, borrow, lease, rent, hire or in any other manner acquire, apply for, obtain, register, hold, own, sell, lease, rent, furnish, grant the use of or in any manner dispose of, deal or trade in and/or with any and all copyrights, trademarks, tradenames and other trade rights, issued or granted by the United States or any state, territory, or possession thereof, or any foreign state, government, country or principality;

(18)  To draw, make, accept, endorse, guarantee, discount, re-discount, execute and issue, promissory notes, bills of exchange, debentures, bonds and other negotiable or transferable instruments;

(19)  To issue shares of stock of any and every kind and description, debentures, debenture stock, bonds, notes and other obligations, for cash and/or property, or in exchange for stocks, bonds, notes or securities of any person, firm, association, or corporation, or for any property, real or personal, of any kind or description;

(20)  To borrow money, stocks, bonds, debentures, debenture stocks, or notes, for the purposes of this corporation and to issue bonds, shares of stock, notes, debentures or other obligations, to evidence such indebtedness or obligations, and to mortgage, pledge, encumber in any manner, or place in the hands of trustees, the whole or any part of the property of this corporation, or assets which this corporation may then own or thereafter acquire, as security for the payment of money borrowed, or the fulfillment of any contract or other obligation of this corporation, or any other corporation, person, persons or associations whatsoever;

(21)  To buy, purchase, or otherwise acquire, and to hold, cancel, retire, reissue, or otherwise dispose of the shares of the capital stock, bonds, note, debentures, debenture bonds and other obligations of this corporation, from time to time, to such extent, at such price (whether above or below par), and in such manner and upon such terms, as the Board of Directors of this corporation shall from time to time determine, and at time to time accept any such shares of capital stock, bonds, notes, debentures, debenture bonds, and any other [illegible] as security for or in payment on account [illegible] of any claim or demand on this corporation;

(22)  To hold in trust, issue on, commission, make advances upon, sell, lease, exchange, license, transfer, organize, reorganize, incorporate, or in any manner dispose of any of the undertakings or resulting investments aforesaid, of the stocks, bonds, notes, debentures, debenture bonds, securities or obligations thereof, and to act as agent, trustee or depository, for any purpose whatsoever, or of any property, real or personal, whatsoever, and to act as fiscal agent for any person, firm, association, partnership or corporation;

(23)  To organize or cause to be organized under the laws of the District of Columbia, State of Delaware, or any other state, territory or possession of the United States, or of any foreign government, country or principality whatsoever, associations, firms, partnerships or corporations, for the purpose of accomplishing or promoting any of the objects or purposes for which this corporation is organized, or for any other object, purpose or purposes, and to dissolve, wind up, liquidate, assign, merge or consolidate any such association, firm, partnership, corporation or corporations;

(24)  To have one or more offices in any one or more of the states, territories or possessions of the United States and the District of Columbia, and/or foreign countries or principalities, and to carry on any or all of its operations, businesses, objects and purposes, at any such office or offices, without restriction or limitation;

(25)  To purchase, lease or otherwise, acquire, hold, own, mortgage, pledge, sell, convey, lease, exchange, or otherwise dispose of real or personal property of every kind, class and description, without restriction or limitation as to amount, in any of the states, possessions or territories of the United States and in the District of Columbia, and any and all foreign countries or principalities, subject to the laws of such state, district, territory, country or principality, respectively;

(26)  To enter into, make, acknowledge, deliver, perform and carry out, contracts of every kind, nature and description whatsoever, for any lawful purposes, without limitation to amount or time of performance, with any person firm, association, partnership or corporation;

(27)  To do any and all things herein set forth, and in addition such other acts as are incident or conducive to the attainment of the purposes of this corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, insofar as any such act or acts are not inconsistent with the provisions of the laws of the State of Delaware.

The foregoing clauses shall be construed both as objects, purposes and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

It is the intention that the objects, purposes and powers specified in this paragraph THIRD and all subdivisions thereof, shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this certificate, and that each of the objects, purposes and powers specified in this paragraph THIRD shall be regarded as independent purposes, objects and powers.

FOURTH:              The total authorized capital stock of this corporation is One Million Dollars ($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

FIFTH:                   The amount of capital stock with which this corporation will commence business is One Thousand Dollars ($1,000).

SIXTH:                   The names and places of residence of the original subscribers to the capital stock, and the number of shares subscribed for by each are as follows:

NAME	RESIDENCE	NUMBER OF SHARES
T. L. Croteau	Wilmington, Delaware	8
A. L. Miller	Wilmington, Delaware	1
[Illegible]	Wilmington, Delaware	1

SEVENTH:             This corporation is to have perpetual existence.

EIGHTH:                The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH:                  Subject to and unless prohibited by the Statutes of the State of Delaware, without assent or other action of the stockholders of this corporation, the Board of Directors may purchase, acquire, hold, lease, mortgage, pledge, sell and convey, and deal in and with such property, real and personal, without as well as within the State of Delaware, as the Board of Directors may, from time to time, determine; and in payment for any property, it may issue or cause to be issued stock of this corporation, or bonds, or other obligations thereof, of any kind or character, secured or unsecured.

TENTH:                 Insofar as the same is not contrary to the laws of the State of Delaware, no contract or other transaction between this corporation and any other corporation shall be affected or invalidated by reason of the fact that any one or more of the Directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors of this corporation individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors of this corporation is a party, or are parties, to, or interested in such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with this corporation for the benefit of himself, or any firm, association or corporation in which he may be in anywise interested.

ELEVENTH:          In furtherance, and no in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a)  To make and alter the by-laws of this corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, and to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

(b)  From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

(c)  If the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it;

(d)  Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, gives at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of at least a majority of the holders of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interests of this corporation;

(e)  This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statutes;

(f)  Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes) outside of the State of Delaware at such place or places as may be, from time to time, designated by the Board of Directors.

TWELFTH:           Stock in other corporations or associations held by this corporation shall be voted in the name of this corporation by such of its officers, or other person or persons, as the Board of Directors shall designate by majority of their whole number, or by a proxy thereunto duly authorized by like vote of said Board, except as otherwise ordered by vote of the holders of a majority in interest of the capital stock of this corporation issued and outstanding.

THIRTEENTH:     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the original subscribers to the capital stock hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General

Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts mandatory thereof and supplement thereto, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth, and accordingly have hereunto set our hands and seals this 19th day of January, A.D. 1925.

In the Presence of:	/s/ Illegible

/s/ Illegible	/s/ Illegible

/s/ Illegible

STATE OF DELAWARE	)
	)	SS.
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 19th day of January, A.D. 1925, personally came before me, Herbert E. Letter, a Notary Public for the State of Delaware, T. L. Croteau, A.L. Miller,                    parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be his act and deed of the signers respectively, and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Herbert E. Letter
Notary Public